SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

STIFEL FINANCIAL CORP.	STIFEL FINANCIAL CAPITAL TRUST I
(Exact name of Co-Registrant as specified in its charter)	(Exact name of Co-Registrant as specified in its charter)

Delaware	Delaware
(State of incorporation or organization)	(State of incorporation or organization)

43-1273600	Applied for
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

501 N. Broadway
St. Louis, MO 63102
(Address, including zip code, of Co-Registrants' principal executive offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. |X|	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. |_|

Securities Act registration statement file numbers to which this form relates:	333-84952 333-84952-01
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
____% Cumulative Trust Preferred Securities (and the Guarantee with respect thereto)	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

Item 1.          Description of Registrants' Securities to be Registered.

         For a full description of Stifel Financial Capital Trust I's ___% Cumulative Trust Preferred Securities (the “Trust Preferred Securities”) and Stifel Financial Corp.'s guarantee (the “Guarantee”) being registered hereby, reference is made to the information contained under the captions “Description of the Preferred Securities,” “Description of the Debentures,” and “Description of the Guarantee” in the final prospectus to be filed by the registrants pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”) or pursuant to an amendment to the Registration Statement on Form S-3 (Registration Nos. 333-84952 and 333-84952-01) filed by Stifel Financial Corp. and Stifel Financial Capital Trust I with the Securities and Exchange Commission on March 27, 2002 under the Securities Act (the “Registration Statement”), which prospectus and the Registration Statement shall be deemed to be incorporated by reference into this registration statement on Form 8-A. The prospectus forms a part of the Registration Statement.

Item 2.          Exhibits.

         The following exhibits are filed as a part of this registration statement:

Exhibit Number		Description of Exhbiits
2.1	—	Certificate of Trust of Stifel Financial Capital Trust I (incorporated herein by reference to Exhibit 4.3 to the Registration Statement).
2.2	—	Trust Agreement of Stifel Financial Capital Trust I (incorporated herein by reference to Exhibit 4.4 to the Registration Statement).
2.3	—	Form of Amended and Restated Trust Agreement of Stifel Financial Capital Trust I (incorporated herein by reference to Exhibit 4.5 to the Registration Statement).
2.4	—	Form of Preferred Securities Certificate of Stifel Financial Capital Trust I (incorporated herein by reference to Exhibit 4.6 to the Registration Statement which is included as Exhibit D to Exhibit 4.5 to the Registration Statement).

2.5	—	Form of Preferred Securities Guarantee Agreement of Stifel Financial Capital Trust I (incorporated herein by reference to Exhibit 4.7 to the Registration Statement).
2.6	—	Form of Indenture for Junior Subordinated Debentures (incorporated herein by reference to Exhibit 4.1 to the Registration Statement).
2.7	—	Form of Junior Subordinated Debenture (incorporated herein by reference to Exhibit 4.2 to the Registration Statement which is included as Exhibit A to Exhibit 4.1 to the Registration Statement).

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SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized.

Dated:   April 3, 2002

STIFEL FINANCIAL CORP.
By:	/s/ THOMAS A. PRINCE
Name: Title:	Thomas A. Prince Senior Vice President

STIFEL FINANCIAL CAPITAL TRUST I
By:	Stifel Financial Corp., as Depositor
By:	/s/ THOMAS A. PRINCE
Name: Title:	Thomas A. Prince Senior Vice President

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